UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2007

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MILLENNIUM BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49611 (Commission File Number)	54-1920520 (IRS Employer Identification No.)

1601 Washington Plaza Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

Registrant’s telephone number, including area code: (703) 464-0100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2007, Millennium Bankshares Corporation (the “Company”) made the following management changes:

•	The Company agreed to hire Richard I. Linhart to succeed Carroll C. Markley as President and Chief Executive Officer of the Company, effective in mid-July.

•	The Company appointed Dale G. Phelps to serve as interim President and Chief Executive Officer of the Company until Mr. Linhart joins the Company.

•	The Company appointed John F. Novak to serve as Chief Operating Officer of the Company until Mr. Linhart joins the Company.

Additional details on these changes are described below.

New Principal Executive Officer

The Board of Directors of the Company agreed to hire Richard I. Linhart to succeed Carroll C. Markley as President and Chief Executive Officer of the Company. He will also replace Mr. Markley as Chairman, President and Chief Executive Officer of Millennium Bank, a wholly owned subsidiary of the Company (the “Bank”). Mr. Linhart is expected to join the Company and the Bank in mid-July 2007.

Mr. Linhart, 63, was Senior Executive Vice President and Chief Operating Officer of James Monroe Bancorp from its formation in 1999 to July 2006 and Senior Executive Vice President and Chief Operating Officer of its wholly owned subsidiary, James Monroe Bank, from 1998 to July 2006. Mercantile Bankshares Corporation acquired James Monroe Bancorp in July 2006.

In connection with this appointment, the Company and the Bank entered into an Executive Employment Agreement with Mr. Linhart, which will be effective as of July 18, 2007. The agreement provides for Mr. Linhart’s service as President and Chief Executive Officer of both the Company and the Bank and is for a term that expires on December 31, 2009. The agreement will automatically renew for successive one-year periods at the end of the initial term, unless a party to the agreement terminates it as provided in the agreement. The agreement also provides for his appointment to the board of directors of the Bank and to fill the next available director position on the Board of Directors of the Company.

The agreement provides for an annual base salary of $250,000, with increases at the discretion of the Company and the Bank. Mr. Linhart is eligible to participate in the Millennium Bank, N.A. Executive Incentive Compensation Plan, and his target bonus eligibility under that plan is $25,000 for the 2007 year and 50% of his base salary for the 2008 year, subject to the terms of the plan. The agreement provides for the grant of stock options with respect to 90,000 shares of the Company’s common stock, which options will vest in increments of 18,000 on each of the first five anniversaries of the effective date of the agreement. The agreement also provides for the use of an automobile and standard health and related benefits.

Under the terms of the agreement, the Company can terminate Mr. Linhart’s employment for or without cause, as provided in the agreement. If the Company terminates his employment without cause, Mr. Linhart will be entitled to receive generally a payment in the amount of base salary for the greater of six months or the remainder of the term of the agreement, a pro-rated amount of the target bonus for the year in which such termination occurs, and COBRA coverage for the longer of six months or the remainder of the term of the agreement. If the Company terminates his employment due to its non-renewal of the agreement, Mr. Linhart will be entitled to receive generally a payment in the amount of base salary for six months and COBRA coverage for six months. In the event that termination of employment occurs in connection with a change in control of the Company, as provided in the agreement, Mr. Linhart will be entitled to receive a payment in the amount of three times his base salary at the time of the change in control.

The agreement also includes covenants relating to non-disclosure of confidential information and non-interference with customers, non-solicitation and non-hiring of employees and non-competition for a period of one year following termination of employment under the agreement.

A copy of Mr. Linhart’s agreement is attached as Exhibit 10.1 to this report and incorporated by reference into this Item 5.02.

Interim Principal Executive Officer. The Board of Directors of the Company appointed Dale G. Phelps to serve as interim President and Chief Executive Officer of the Company until Mr. Linhart joins the Company. Mr. Phelps replaces Mr. Markley as the principal executive officer of the Company.

Mr. Phelps, 51, has been Executive Vice President and Chief Financial Officer of both the Company and the Bank since 2005 and will continue serving as the Company’s principal financial officer. Mr. Phelps previously served as Chief Financial Officer of Community Bank of Northern Virginia in Sterling, Virginia, from 2002 until its purchase by Mercantile Bankshares Corporation in 2005.

The Bank and Mr. Phelps are currently parties to an Executive Employment Agreement dated as of June 6, 2005. There were no changes to this arrangement in connection with this management change. A detailed description of the terms of the agreement with Mr. Phelps was included in the Company’s proxy statement for the 2006 annual meeting of shareholders, as filed with the Securities and Exchange Commission on August 25, 2006.

As previously reported, Mr. Markley had informed the Company that he intended to retire from active management of the Company and the Bank on March 31, 2007. In connection with the termination of his employment, the Executive Employment Agreement dated as of January 1, 2005 that he had entered into with the Company and the Bank terminated. The Company and the

Bank are now parties to (i) a consulting agreement with CCM Consulting Services, Inc., a Virginia corporation wholly owned by Mr. Markley, and (ii) a new employment agreement with Mr. Markley. A detailed description of the terms of the agreements with CCM Consulting Services and Mr. Markley was included in the Company’s proxy statement for the 2006 annual meeting of shareholders, as filed with the Securities and Exchange Commission on August 25, 2006. There were no amendments or modifications to his agreement in connection with this management change.

Interim Principal Operating Officer

The Board of Directors of the Company appointed John F. Novak to serve as interim Chief Operating Officer of the Company until Mr. Linhart joins the Company. Mr. Novak replaces Anita L. Shull as the principal operating officer of the Company.

Mr. Novak, 60, has been Executive Vice President and Retail & Business Banking Manager of the Bank since 2005. From 2003 to 2005, he was Vice President in Sales and Marketing for Susquehanna Bank in Towson, Maryland. He had previously been Executive Vice President in the Product Sales and Marketing Group for Provident Bank of Maryland for ten years.

The Bank and Mr. Novak are currently parties to an Executive Employment Agreement dated as of March 1, 2005. The agreement provides for Mr. Novak’s service as Executive Vice President and Retail & Business Banking Manager of the Bank and is for a term of three years. The agreement will automatically renew for successive one-year periods at the end of the initial term, unless a party to the agreement terminates it as provided in the agreement.

The agreement provides for an annual base salary of $110,000, with increases at the discretion of the Bank. Mr. Novak’s current annual base salary is $130,000. Mr. Novak is eligible to participate in the Millennium Bank, N.A. Executive Incentive Compensation Plan, and his target bonus eligibility under that plan is 5% of his base salary, subject to the terms of the plan. The agreement provides for the grant of stock options in the discretion of the Board of Directors. The agreement also provides for standard health and related benefits.

Under the terms of the agreement, the Bank can terminate Mr. Novak’s employment for or without cause, as provided in the agreement. If the Bank terminates his employment without cause, Mr. Novak will be entitled to receive generally a payment in the amount of base salary for the greater of the remainder of the term of the agreement or nine months, an amount of the target bonus for the year in which such termination occurs, and COBRA coverage for the shorter of the remainder of the term of the agreement or 18 months. In the event that termination of employment occurs in connection with a change in control of the Bank, as defined in the agreement, Mr. Novak will be entitled to receive a payment in the amount of base salary and target bonus for the greater of the remaining term of the agreement or 24 months and COBRA coverage for the shorter of the remainder of the term of the agreement or 18 months.

The agreement also includes covenants relating to non-disclosure of confidential information and non-interference with customers and non-solicitation and non-hiring of employees for a period of one year following termination of employment under the agreement.

A copy of Mr. Novak’s agreement is attached as Exhibit 10.2 to this report and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement of Richard I. Linhart, to be effective as of July 18, 2007

10.2	Executive Employment Agreement of John F. Novak, effective as of March 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM BANKSHARES CORPORATION

(Registrant)

Dated: April 4, 2007	By:	/s/Dale G. Phelps
Dale G. Phelps
Interim President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Executive Employment Agreement of Richard I. Linhart, to be effective as of July 18, 2007

10.2	Executive Employment Agreement of John F. Novak, effective as of March 1, 2005